UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              December 19, 1997
                                                -------------------------------

                           NETWORK LONG DISTANCE, INC.
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             (Exact name of registrant as specified in its charter)

       Delaware                        0-23172                 72-1122018
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                               11817 Canon Blvd.,
                          Newport News, Virginia 23606
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                (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:     (757) 873-1040

                                   N/A
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        (Former name or former address,  if changed since last report.)



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ITEM 5:  Other Events

In a press release dated December 19, 1997 (and incorporated herein by reference as Exhibit 99.1), the Company announced the execution of a Stock Acquisition Agreement and Plan of Merger (the "Agreement") which provides for the Company's merger with IXC Communications, Inc. ("IXC"). The Agreement provides that at the closing of the merger, each outstanding share of the Company's common stock will be converted into the right to receive 0.2998 shares of IXC's common stock, and each option to acquire shares of the Company's common stock (a "Company Option") will be converted into the right to receive an option to acquire shares of IXC's common stock equal to the number of shares of stock subject to purchase under the Company Option times 0.2998.

Numerous representations, warranties, and covenants by the parties are set forth in the Agreement, which is included in this Report as Exhibit 2.1 and incorporated herein by reference.

ITEM 7:  Exhibits

EXHIBIT                    DESCRIPTION

   2.1 Stock Acquisition Agreement and Plan of Merger by and among IXC Communications, Inc., IXC Long Distance, Inc., Pisces Acquisition Corp., and Network Long Distance, Inc., dated December 19, 1997.

   99.1 Press release issued by Network Long Distance, Inc., dated December 19, 1997.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     NETWORK LONG DISTANCE, INC.
                                                              (Registrant)


December 22, 1997                                     /s/ Thomas G. Keefe
                                                     --------------------
                                                     Thomas G. Keefe
                                                     Chief Financial Officer




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